EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated December 27, 2012, with respect to the consolidated financial statements of Arrowhead Research Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, and to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California
September 3, 2013